SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

FAR PEAK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39749	98-1563569
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 6th Ave #342 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

(917) 737-1541

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FPAC.U	The New York Stock Exchange
Class A Ordinary Shares	FPAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FPAC.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). The SEC Staff Statement, among other things, discussed potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies, and similar to terms contained in the Warrant Agreement, dated December 2, 2020 (the “Warrant Agreement”), between Far Peak Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as warrant agent.

In light of the SEC Staff Statement, the Company reevaluated the accounting treatment of (i) the 20,000,000 redeemable warrants (the “Public Warrants”) that were included as part of the units issued by the Company in its initial public offering (the “IPO”) and subsequent partial exercise by the underwriters in the IPO of their overallotment option (the “Over-allotment Exercise”), and (ii) the 7,000,000 private placement warrants (with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc. in a private placement that closed concurrently with the IPO, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period being reported in earnings. While the Company has not generated any operating revenues to date and does not expect to generate any operating revenues until after completion of its initial business combination, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 24, 2021, the Audit Committee of the Company’s board of directors (the “Audit Committee”), based on the recommendation of and after consultation with the Company’s management, concluded that it is appropriate to restate certain items in (i) the Company’s previously issued audited balance sheet dated as of December 7, 2020, which was related to the Company’s IPO, that was filed on December 11, 2020, and (ii) the Company’s previously issued unaudited financial statements for the period from October 19, 2020 (inception) through December 31, 2020 (the “Relevant Period”) that were filed on February 16, 2021. Considering such restatements, such financial statements should no longer be relied upon. The Company will file an amendment to its Quarterly Report on Form 10-Q for the fiscal period from October 19, 2020 (inception) through December 31, 2020, which will include the restated financial statements for the Relevant Period.

The Company intends to file such amendment to its Quarterly Report on Form 10-Q for the fiscal period from October 19, 2020 (inception) through December 31, 2020, as well as its Quarterly Report on Form 10-Q for the quarterly period from January 1, 2021 to March 31, 2021, as soon as practicable.

Management and the Audit Committee have discussed the matters disclosed pursuant to this Item 4.02 with the Company’s independent auditors.

Going forward, unless the Company amends the terms of the Warrants, the Company expects to continue to classify the Warrants as liabilities, which would require the Company to incur the cost of measuring the fair value of the warrant liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021	FAR PEAK ACQUISITION CORPORATION

	By:	/s/ David W. Bonanno
	Name:	David W. Bonanno
	Title:	Chief Financial Officer and Secretary